Exhibit 99.3

TERMINATION OF GROUP AGREEMENT

February 25, 2015

Each of the undersigned is a party to that certain Group Agreement, dated May 5, 2014 (the “Group Agreement”).  Each of the undersigned hereby agrees that the Group Agreement is terminated effective immediately.

 [Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

BAKER STREET CAPITAL L.P.

By:	Baker Street Capital GP, LLC General Partner

By:	/s/ Vadim Perelman
Name:	Vadim Perelman
Title:	Managing Member

BAKER STREET CAPITAL MANAGEMENT, LLC

By:	/s/ Vadim Perelman
Name:	Vadim Perelman
Title:	Managing Member

BAKER STREET CAPITAL GP, LLC

By:	/s/ Vadim Perelman
Name:	Vadim Perelman
Title:	Managing Member

/s/ Vadim Perelman
VADIM PERELMAN

STONE HOUSE CAPITAL MANAGEMENT, LLC

By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member

SH CAPITAL PARTNERS, L.P.

By:	Stone House Capital Management, LLC General Partner

By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member

/s/ Mark Cohen
MARK COHEN